Exhibit 23(a)



                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8/S-3 pertaining to the Wellman, Inc. Amended and Restated 1985 Incentive Stock Option Plan and in the related Prospectuses and to the incorporation by reference therein of our report dated February 15, 1994 with respect to the consolidated financial statements and schedules of Wellman, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG
Charlotte, North Carolina
June 10, 1994

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                                                  Exhibit 23(b)


                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the capiton "Experts" in the Registration Statement on Form S-8/S-3 pertaining to the Wellman, Inc. 1985 Amended and Restated Incentive Stock Option Plan and in the related Prospectuses and to the incorporation by reference therein of our report dated 17 February 1994, with respect to the consolidated financial statements of Wellman Internationsl Limited and subsidiary at 31 December 1993 and 1992, and for each of the three years in the period ended 31 December 1993, included in Wellman, Inc.'s Annual Report (Form 10-K) for the year ended 31 December 1993, filed with the Securities and Exchange Commission.


                                    KPMG STOKES KENNEDY CROWLEY
                                    Chartered Accountants
                                    Registered Auditors

Dublin, Ireland
10 June 1994